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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the Heska Corporation Employee Stock Purchase Plan of our report dated January 28, 2000, included in Heska Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Denver, Colorado
June 15, 2000